Exhibit 99.1

N e w s R e l e a s e CRESTWOOD MIDSTREAM PARTNERS LP 717 Texas Avenue, Suite 3150 Houston, TX 77002 www.crestwoodlp.com

Crestwood Midstream Partners and Crestwood Holdings Complete Acquisition of

Antero Resources’ Marcellus Shale Gathering Assets

HOUSTON, TEXAS, March 26, 2012—Crestwood Midstream Partners LP (NYSE: CMLP) (“CMLP” or “Crestwood”) and Crestwood Holdings Partners LLC (“Crestwood Holdings”) announced today their joint venture, Crestwood Marcellus Midstream LLC, has completed the previously announced acquisition of Antero Resources Appalachian Corporation’s (“Antero”) Marcellus Shale gathering system assets. The effective date of the acquisition is January 1, 2012. Cash paid at closing totaled $376.8 million, which included preliminary closing adjustments of $1.8 million, related to first quarter 2012 operations and capital spending.

The acquired assets include 34 miles of low pressure gathering pipelines located in Harrison and Doddridge Counties, West Virginia, which are currently gathering approximately 230 million cubic feet per day from 63 existing horizontal Marcellus Shale wells, 9 of which have been connected in 2012. Based on current estimates, an additional 51 wells are expected to be drilled and connected during the remainder of 2012. The gathering pipelines deliver Antero’s Marcellus Shale production to various regional pipeline systems including Columbia, Dominion and Equitrans and later this year will begin deliveries to intermediate systems that will connect to MarkWest Energy Partners’ Sherwood Gas Processing Plant, expected to be placed in service in the third quarter of 2012. As part of the acquisition, Crestwood Marcellus Midstream and Antero have entered into a 20-year gas gathering and compression agreement, which will provide for an Area of Dedication of approximately 127,000 gross acres, or 104,000 net acres. In addition, Antero has provided for annual minimum volume commitments and a right of first offer on future development on acreage adjacent to the Area of Dedication in Doddridge County.

“On behalf of both Crestwood Holdings and CMLP, we are very excited to complete this acquisition, expanding the Crestwood footprint into the Marcellus Shale,” stated Robert G. Phillips, President and Chief Executive Officer of CMLP’s general partner. “The acquisition is an excellent fit with our strategy of building our portfolio on a solid foundation of long-term fixed-fee revenue streams. We are equally pleased to be working with Antero, an experienced producer who has established an excellent track record and reputation successfully developing unconventional shale plays. Antero’s wells have been among the most prolific producing wells completed in the Marcellus Shale play to date. The Area of Dedication is largely located in the rich gas window of the southwestern core of the Marcellus Shale play, which provides CMLP with additional exposure in areas where producers’ economics are enhanced with the higher content of natural gas liquids contained in the gas stream.”

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NEWS RELEASE

The Crestwood Marcellus Midstream LLC joint venture was primarily funded by a $131 million equity contribution from CMLP, representing a 35% ownership interest, and a $244 million equity contribution from Crestwood Holdings, representing a 65% ownership interest. Crestwood Marcellus Midstream LLC has entered into a $200 million revolving credit facility to finance future capital requirements and working capital needs of the joint venture. CMLP funded its equity contribution from borrowings under its $500 million revolving credit facility. Crestwood Holdings funded its contribution from a combination of additional equity contributions from its sponsor, First Reserve Corporation, and a new $400 million term loan credit facility that was also used to refinance existing indebtedness at Crestwood Holdings. The Crestwood Marcellus Midstream LLC facility and the Crestwood Holdings facility were arranged and syndicated by a group of banks including BofA Merrill Lynch, BNP Paribas, Citigroup, RBC Capital Markets, The Royal Bank of Scotland plc and UBS Securities.

“The structure of the joint venture between CMLP and Crestwood Holdings demonstrates the commitment and value that First Reserve provides to CMLP,” added Phillips. “The equity contribution into Crestwood Holdings by First Reserve and Crestwood Holdings’ access to the term loan market enabled the acquisition to be completed within one month of signing the definitive agreement. In addition, CMLP has maintained sufficient liquidity to fund its 2012 planned capital expenditure program without the need to access additional equity capital. Most importantly, the joint venture provides CMLP with visible organic growth and potential drop-down acquisition opportunities over the next several years,” Phillips added.

About Crestwood Midstream Partners LP

Houston, Texas based Crestwood is a growth-oriented, midstream master limited partnership which owns and operates predominately fee-based gathering, processing, treating and compression assets servicing natural gas producers in the Barnett Shale in north Texas, the Fayetteville Shale in Arkansas, the Haynesville/Bossier Shale in Louisiana, the Granite Wash area in the Texas Panhandle and the Avalon Shale area of southeastern New Mexico. Crestwood operates and indirectly owns a 35% interest in Crestwood Marcellus Midstream LLC, which gathers natural gas in Harrison and Doddridge counties of West Virginia. For more information about Crestwood, visit www.crestwoodlp.com.

NEWS RELEASE

Forward-Looking Statements

The statements in this news release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements. Although these statements reflect the current views, assumptions and expectations of Crestwood’s management, the matters addressed herein are subject to numerous risks and uncertainties which could cause actual activities, performance, outcomes and results to differ materially from those indicated. Such forward-looking statements include, but are not limited to, statements about the future financial and operating results, objectives, expectations and intentions and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect Crestwood’s financial condition, results of operations and cash flows including, without limitation, changes in general economic conditions; fluctuations in oil, natural gas and NGL prices; the extent and success of drilling efforts, as wells as the extent and quality of natural gas volumes produced within proximity of our assets; failure or delays by our customers in achieving expected production in their natural gas projects; competitive conditions in our industry and their impact on our ability to connect natural gas supplies to our gathering and processing assets or systems; actions or inactions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters and customers; our ability to consummate acquisitions, successfully integrate the acquired businesses, realize any cost savings and other synergies from any acquisition; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; timely receipt of necessary government approvals and permits, our ability to control the costs of construction, including costs of materials, labor and right-of-way and other factors that may impact our ability to complete projects within budget and on schedule; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; the effects of existing and future litigation; and risks related to our substantial indebtedness, as well as other factors disclosed in Crestwood’s filings with the U.S. Securities and Exchange Commission. You should read our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2011, and our most recent Quarterly Reports and Current Reports for a more extensive list of factors that could affect results.

Investor Contact:

Mark Stockard

832-519-2207

mstockard@crestwoodlp.com

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